news release

GODADDY REPORTS THIRD QUARTER 2020 EARNINGS RESULTS
GoDaddy sees another quarter of 400,000+ net customer adds, topping 1 million in 2020 to date
Accelerated growth in bookings and revenue in Q3

SCOTTSDALE, Ariz., November 4, 2020 /PRNewswire/ - GoDaddy Inc. (NYSE: GDDY), the company that empowers everyday entrepreneurs, today reported financial results for the third quarter ended September 30, 2020, and announced the departure of Andrew Low Ah Kee, Chief Operating Officer, who is leaving to take a President role in a different segment of the technology space.

“We are excited to announce another quarter of strong results and solid execution by our GoDaddy team. With record net new customers, and acceleration in all three product categories, we are clearly moving in the right direction. Over the last year, we have reorganized our leadership around a deep bench of extraordinary people, and it is great to have such strong performance and prospects for growth,” said GoDaddy CEO Aman Bhutani. “We are especially grateful to Andrew for the amazing contributions he’s made to our organization and growth since his involvement began nearly a decade ago. We extend our heartfelt thanks and wish him the very best in his new role.”

"We delivered accelerated growth in bookings and revenue this quarter along with 17% year over year growth in unlevered free cash flow," said GoDaddy CFO Ray Winborne. "Integration of the four acquisitions we’ve completed this year is paying off in both exciting new product capabilities and improved financial performance.”

Consolidated Third Quarter Financial Highlights

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	Change	2020	2019	Change

	(in millions)
GAAP Results
Revenue	$844.4	$760.5	11.0%	$2,442.8	$2,207.7	10.6%
Net cash provided by operating activities	$197.3	$200.2	(1.4)%	$598.7	$561.2	6.7%
Net income (loss)	$65.1	$76.8	NM	$(564.9)	$77.3	NM
Non-GAAP Results
Unlevered free cash flow	$223.9	$191.3	17.0%	$644.3	$557.9	15.5%
Operating Metric
Total bookings	$945.0	$851.0	11.0%	$2,832.4	$2,567.6	10.3%

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•Total revenue of $844.4 million, up 11.0% year over year, or 11.2% on a constant currency basis.
•Total bookings of $945.0 million, up 11.0% year over year, or 11.2% on a constant currency basis.
•Net cash provided by operating activities of $197.3 million, down 1.4% year over year.
•Unlevered free cash flow of $223.9 million, up 17.0% year over year.
•Domains revenue of $387.4 million, up 12.2% year over year.
•Hosting and presence revenue of $302.4 million, up 6.1% year over year.
•Business applications revenue of $154.6 million, up 18.7% year over year.
•International revenue of $283.7 million, up 11.6% year over year, or 12.0% on a constant currency basis.

Operating Highlights
•GoDaddy added over 1 million net new customers in 2020, making it the largest nine-month increase in its net new paying customer base in the company's 23-year history.
•Customers of Websites + Marketing, GoDaddy's website builder and set of marketing tools, can now create shoppable posts as well as setup Shops on both Instagram and Facebook with automatic syncing between both platforms in its E-Commerce tier, further expanding the opportunity for them to find new customers and grow sales.
•GoDaddy hosted its second annual customer event, "Open 2020" in a virtual format, showcasing customers' insights and success stories and GoDaddy's tools to help them stay open and thrive online. Registration, attendance and Net Promoter Score significantly outpaced expectations.
•In September, GoDaddy completed its integration of Over into Websites + Marketing, enabling anyone to easily create impactful visuals directly inside of Websites + Marketing.
•In September, GoDaddy announced the acquisition of SkyVerge, a leading WooCommerce product developer with nearly 60 WooCommerce extensions spanning payments, email marketing and memberships, furthering its commitment to help entrepreneurs succeed online with high-performance stores that are feature-filled and quick to build.
•In October, GoDaddy's award-winning Over app was released in 12 new languages. This further expands Over's reach, helping entrepreneurs worldwide attract new customers and grow their businesses through powerful online brands.
•GoDaddy released a powerful Social Composer dashboard, giving customers a single place to create, view and schedule their social posts across all connected social media platforms and track performance metrics. Integration with the Over app powers fast and seamless social creation and allows posting everywhere GoDaddy's customers connect with their customers.
•GoDaddy announced an integration between Websites + Marketing and Vimeo, enabling a simple flow for customers to upload, preview and insert videos, including using a video as a website header.

Balance Sheet
At September 30, 2020, total cash and cash equivalents were $621.8 million, total debt was $3,161.7 million and net debt was $2,539.9 million.

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Business Outlook
For the fourth quarter ending December 31, 2020, GoDaddy expects revenue of approximately $865 million, or approximately 11% year over year growth. Revenue growth by category is expected to approximate double-digit growth in domains, mid-single-digit growth in Hosting and Presence, and high-teens growth in Business Applications.
For the full year, GoDaddy expects unlevered free cash flow of approximately $820 million, representing full year growth of 11% versus 2019. 2020 includes 27 pay periods versus 26 in a normal year, resulting in an incremental cash outflow of approximately $18 million in the fourth quarter.
Our consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States (GAAP). We do not provide reconciliations from non-GAAP guidance to GAAP, because projections of changes in individual balance sheet amounts are not possible without unreasonable effort, and release of such reconciliations would imply an inappropriate degree of precision. Our reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.
Quarterly Conference Call and Webcast
GoDaddy will host a conference call and webcast to discuss third quarter 2020 results at 5:00 p.m. Eastern Time on November 4, 2020. To hear the call, please pre-register online at https://investors.godaddy.net/investor-relations/overview/default.aspx for webcast information. A live webcast of the call, together with a slide presentation including supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, will be available through GoDaddy's Investor Relations website at https://investors.godaddy.net. Following the call, a recorded replay of the webcast will be available on the website.
GoDaddy Inc. uses its Investor Relations website at https://investors.godaddy.net as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor GoDaddy’s Investor Relations website, in addition to following press releases, Securities and Exchange Commission (SEC) filings, public conference calls and webcasts.
Forward-Looking Statements
This press release contains forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. Statements in this release involve risks, uncertainties and assumptions. If the risks or uncertainties materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to: launches of new or expansion of existing products or services, any projections of product or service availability, technology developments and innovation, customer growth, or other future events; any statements about historical results that may suggest future trends for our business; any statements regarding our plans, strategies or objectives with respect to future operations, including international expansion plans, partner integrations and marketing strategy; any statements regarding future financial results; statements concerning GoDaddy’s ability to integrate its acquisitions and achieve desired
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synergies and vertical integration; as well as the impact of the COVID-19 pandemic on our business, customers, employees and third-party partners; and any statements of assumptions underlying any of the foregoing.
Actual results could differ materially from our current expectations as a result of many factors, including, but not limited to: the unpredictable nature of our rapidly evolving market; fluctuations in our financial and operating results; our rate of growth; interruptions or delays in our service or our web hosting; breaches of our security measures; the impact of any previous or future acquisitions; our ability to continue to release, and gain customer acceptance of, our existing and future products and services; our ability to manage our growth; our ability to hire, retain and motivate employees; the effects of competition; technological, regulatory and legal developments; intellectual property litigation; developments in the economy, financial markets and credit markets, including as a result of COVID-19; and execution of share repurchases.
Additional risks and uncertainties that could affect GoDaddy’s financial results are included in the other filings we make with the SEC from time to time, including those described in "Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 and "Management's Discussion and Analysis of Financial Condition" in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, which are available on GoDaddy's website at https://investors.godaddy.net and on the SEC's website at www.sec.gov. Additional information will also be set forth in other filings that GoDaddy makes with the SEC from time to time. All forward-looking statements in this press release are based on information available to GoDaddy as of the date hereof. GoDaddy does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.
Non-GAAP Financial Measures and Other Operating Metrics
In addition to our results determined in accordance with GAAP, this release includes certain non-GAAP financial measures and other operating metrics. We believe that these non-GAAP financial measures and other operating metrics are useful as a supplement in evaluating our ongoing operational performance and enhancing an overall understanding of our past financial performance. The non-GAAP financial measures included in this release should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation between each non-GAAP financial measure and its nearest GAAP equivalent is included in this release following the financial statements. We use both GAAP and non-GAAP measures to evaluate and manage our operations.
Total bookings. Total bookings represents cash receipts from the sale of products to customers in a given period adjusted for products where we recognize revenue on a net basis and without giving effect to certain adjustments, primarily net refunds granted in the period. Total bookings provides valuable insight into the sales of our products and the performance of our business since we typically collect payment at the time of sale and recognize revenue ratably over the term of our customer contracts. We report total bookings without giving effect to refunds granted in the period because refunds often occur in periods different from the period of sale for reasons unrelated to the marketing efforts leading to the initial sale. Accordingly, by excluding net refunds, we believe total bookings reflects the effectiveness of our sales efforts in a given period.
Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate our business prior to the impact of our capital structure and after purchases of property and equipment. Such liquidity can be used by us for strategic
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opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
Net Debt. We define net debt as total debt less cash and cash equivalents and short-term investments. Total debt consists of the current portion of long-term debt plus long-term debt, unamortized original issue discount and unamortized debt issuance costs. Our management reviews net debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage and we believe such information is useful to investors. Furthermore, certain analysts and debt rating agencies monitor our net debt as part of their assessments of our business.
About GoDaddy
GoDaddy is empowering everyday entrepreneurs around the world by providing all of the help and tools to succeed online. With 20 million customers worldwide, GoDaddy is the place people come to name their idea, build a professional website, attract customers and manage their work. Our mission is to give our customers the tools, insights and the people to transform their ideas and personal initiative into success. To learn more about the company visit www.GoDaddy.com.
14455 N. Hayden Road Scottsdale, AZ 85260 T: 480.505.8800 https://investors.godaddy.net

GoDaddy Inc.
Condensed Consolidated Statements of Operations (unaudited)
(In millions, except shares in thousands and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue:
Domains	$387.4	$345.3	$1,112.9	$999.3
Hosting and presence	302.4	285.0	891.8	833.7
Business applications	154.6	130.2	438.1	374.7
Total revenue	844.4	760.5	2,442.8	2,207.7
Costs and operating expenses(1)
Cost of revenue (excluding depreciation and amortization)	290.2	265.0	856.7	756.0
Technology and development	141.4	116.4	411.8	367.6
Marketing and advertising	115.4	79.6	312.9	260.2
Customer care	73.6	86.0	242.6	263.9
General and administrative	76.4	72.2	244.1	270.0
Restructuring charges	4.3	—	43.7	—
Depreciation and amortization	50.7	49.9	151.3	160.9
Total costs and operating expenses	752.0	669.1	2,263.1	2,078.6
Operating income	92.4	91.4	179.7	129.1
Interest expense	(23.9)	(22.9)	(64.5)	(70.4)
Tax receivable agreements liability adjustment	—	—	(674.7)	8.7
Loss on debt extinguishment	—	—	—	(14.5)
Other income (expense), net	1.2	5.6	(1.3)	17.0
Income (loss) before income taxes	69.7	74.1	(560.8)	69.9
Benefit (provision) for income taxes	(4.6)	2.7	(4.1)	7.4
Net income (loss)	65.1	76.8	(564.9)	77.3
Less: net income attributable to non-controlling interests	0.4	0.6	0.7	0.8
Net income (loss) attributable to GoDaddy Inc.	$64.7	$76.2	$(565.6)	$76.5
Net income (loss) attributable to GoDaddy Inc. per share of Class A common stock:
Basic	$0.39	$0.44	$(3.35)	$0.44
Diluted	$0.38	$0.42	$(3.35)	$0.42
Weighted-average shares of Class A common stock outstanding:
Basic	167,258	174,820	168,734	173,957
Diluted	171,405	181,654	168,734	182,926
___________________________
(1) Costs and operating expenses include equity-based compensation expense as follows:
Cost of revenue	$0.2	$0.1	$0.5	$0.3
Technology and development	22.5	10.6	65.6	50.9
Marketing and advertising	5.7	2.3	15.7	10.7
Customer care	2.6	1.5	8.5	6.7
General and administrative	17.1	3.2	51.8	37.6
Total equity-based compensation expense	$48.1	$17.7	$142.1	$106.2

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GoDaddy Inc.
Condensed Consolidated Balance Sheets (unaudited)
(In millions, except per share amounts)

	September 30,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$621.8	$1,062.8
Short-term investments	—	23.6
Accounts and other receivables	38.7	30.2
Registry deposits	24.6	27.2
Prepaid domain name registry fees	388.2	382.6
Prepaid expenses and other current assets	62.6	48.9
Total current assets	1,135.9	1,575.3
Property and equipment, net	246.7	258.6
Operating lease assets	146.6	196.6
Prepaid domain name registry fees, net of current portion	176.2	179.3
Goodwill	3,221.3	2,976.5
Intangible assets, net	1,254.7	1,097.7
Other assets	26.4	17.2
Total assets	$6,207.8	$6,301.2
Liabilities and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$49.6	$72.3
Accrued expenses and other current liabilities	465.3	366.0
Deferred revenue	1,700.0	1,544.4
Long-term debt	22.6	18.4
Payable pursuant to tax receivable agreements	0.2	—
Total current liabilities	2,237.7	2,001.1
Deferred revenue, net of current portion	715.7	654.4
Long-term debt, net of current portion	3,097.4	2,376.8
Operating lease liabilities, net of current portion	173.7	192.9
Payable pursuant to tax receivable agreements, net of current portion	—	175.3
Other long-term liabilities	50.1	17.7
Deferred tax liabilities	97.0	100.9
Commitments and contingencies
Stockholders' equity (deficit):
Preferred stock, $0.001 par value	—	—
Class A common stock, $0.001 par value	0.2	0.2
Class B common stock, $0.001 par value	—	—
Additional paid-in capital	1,228.0	1,003.5
Accumulated deficit	(1,261.4)	(153.5)
Accumulated other comprehensive loss	(131.0)	(78.2)
Total stockholders' equity (deficit) attributable to GoDaddy Inc.	(164.2)	772.0
Non-controlling interests	0.4	10.1
Total stockholders' equity (deficit)	(163.8)	782.1
Total liabilities and stockholders' equity (deficit)	$6,207.8	$6,301.2

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GoDaddy Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)
(In millions)

	Nine Months Ended September 30,
	2020	2019
Operating activities
Net income (loss)	$(564.9)	$77.3
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	151.3	160.9
Equity-based compensation expense	142.1	106.2
Non-cash restructuring charges	29.0	—
Loss on debt extinguishment	—	14.5
Tax receivable agreements liability adjustment	674.7	(8.7)
Other	30.6	21.4
Changes in operating assets and liabilities, net of amounts acquired:
Registry deposits	3.6	5.5
Prepaid domain name registry fees	(15.1)	(20.1)
Deferred revenue	200.5	182.8
Other operating assets and liabilities	(53.1)	21.4
Net cash provided by operating activities	598.7	561.2
Investing activities
Purchases of short-term investments	—	(64.1)
Maturities of short-term investments	23.7	59.9
Business acquisitions, net of cash acquired	(420.7)	(40.3)
Purchases of property and equipment	(39.1)	(71.1)
Other investing activities	0.2	(1.8)
Net cash used in investing activities	(435.9)	(117.4)
Financing activities
Proceeds received from:
Issuance of term loans	746.3	—
Issuance of senior notes	—	600.0
Stock option exercises	58.7	46.0
Issuance of Class A common stock under ESPP	17.5	16.6
Payments made for:
Settlement of tax receivable agreements	(849.8)	—
Repurchases of Class A common stock	(541.7)	(399.6)
Repayment of term loans	(20.6)	(618.7)
Contingent consideration for business acquisitions	(0.2)	(35.5)
Other financing obligations	(14.3)	(16.2)
Net cash used in financing activities	(604.1)	(407.4)
Effect of exchange rate changes on cash and cash equivalents	0.3	(2.1)
Net increase (decrease) in cash and cash equivalents	(441.0)	34.3
Cash and cash equivalents, beginning of period	1,062.8	932.4
Cash and cash equivalents, end of period	$621.8	$966.7

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Reconciliation of Non-GAAP Financial Measures and Other Operating Metric
The following tables reconcile each non-GAAP financial measure and other operating metric to its most directly comparable GAAP financial measure:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

	(in millions)
Total bookings:
Total revenue	$844.4	$760.5	$2,442.8	$2,207.7
Change in deferred revenue	42.9	26.3	198.6	183.6
Net refunds	58.4	64.7	191.4	176.8
Other	(0.7)	(0.5)	(0.4)	(0.5)
Total bookings	$945.0	$851.0	$2,832.4	$2,567.6

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

	(in millions)
Unlevered Free Cash Flow:
Net cash provided by operating activities	$197.3	$200.2	$598.7	$561.2
Cash paid for interest on long-term debt	12.4	13.6	48.6	53.4
Cash paid for acquisition-related costs	7.3	2.7	20.4	14.4
Capital expenditures	(8.4)	(25.2)	(39.1)	(71.1)
Cash paid for restructuring charges(1)	15.3	—	15.7	—
Unlevered free cash flow	$223.9	$191.3	$644.3	$557.9
_______________________________
(1) Includes lease payments related to our Austin facility, which was closed in connection with the June 2020 restructuring.

The following table provides a reconciliation of net debt:

September 30, 2020

(in millions)
Net Debt:
Current portion of long-term debt	$22.6
Long-term debt	3,097.4
Unamortized original issue discount on long-term debt	14.6
Unamortized debt issuance costs	27.1
Total debt	3,161.7
Less: cash and cash equivalents	(621.8)
Net debt	$2,539.9

14455 N. Hayden Road Scottsdale, AZ 85260 T: 480.505.8800 https://investors.godaddy.net

Shares Outstanding
Shares of Class B common stock do not share in the company's earnings and are not participating securities. Total shares of common stock outstanding are as follows:

	September 30,
	2020	2019

	(in thousands)
Shares Outstanding:
Class A common stock	167,813	171,422
Class B common stock	993	1,529
Total common stock outstanding	168,806	172,951
Effect of dilutive securities(1)	3,078	5,291
	171,884	178,242
_______________________________
(1) Calculated using the treasury stock method, which excludes the impact of antidilutive securities.

CONTACTS:

Investors
Mark Grant
602.817.7200
investors@godaddy.com

Media
Dan Race
480.505.8877
pr@godaddy.com

Source: GoDaddy Inc

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